UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/06/2011

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

(314) 678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 29, 2011, Stereotaxis, Inc. (the "Company") entered into a Third Loan Modification Agreement (the "Agreement") with Silicon Valley Bank (the "Bank") to amend the terms of that certain Loan and Security Agreement, dated March 11, 2009, as amended by a certain First Loan Modification Agreement, dated as of December 15, 2009, and as amended by a certain Second Loan Modification Agreement, dated as of December 17, 2010, by and between the Company and the Bank (the "Original Agreement"). The following describes the material modifications to the Original Agreement effected by the Agreement.

The Agreement modifies the definition of liquidity ratio in the Original Agreement to exclude certain short-term advances from certain calculations of the liquidity ratio as described in the Agreement, which is attached hereto.

A copy of the Agreement is being filed as Exhibit 10.1 hereto, and the information contained therein is hereby incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

10.1        Third Loan Modification Agreement (Domestic), by and among Silicon Valley Bank, Stereotaxis, Inc., and Stereotaxis International, Inc. dated June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: July 06, 2011	By:	/s/ Daniel J. Johnston
Daniel J. Johnston
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	THIRD LOAN MODIFICATION AGREEMENT (DOMESTIC)